Registration No. 333-________
                                     As filed with the Securities
                                     and Exchange Commission on
                                     May 18, 1998

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     ----------------------

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                     ----------------------

                    Pathfinder Bancorp, Inc.
     (Exact Name of Registrant as Specified in its Charter)

       Delaware                              16-1540137
(State of Incorporation)        (IRS Employer Identification No.)

                        214 West First Street
                       Oswego, New York  13126
            (Address of Principal Executive Offices)

                     ----------------------

         Oswego City Savings Bank 1997 Stock Option Plan
   Oswego City Savings Bank 1997 Recognition and Retention Plan
                    (Full Title of the Plans)


                                   Copies to:
     Chris C. Gagas                               Alan Schick, Esquire
President and Chief Executive Officer           Edward A. Quint, Esquire
      Pathfinder Bancorp, Inc.            Luse Lehman Gorman Pomerenk & Schick
         214 West First Street                 A Professional Corporation
    Oswego, New York 13126                   5335 Wisconsin Ave., N.W., #400
          (315) 343-0057                         Washington, D.C.  20015
                                                     (202) 274-2000
(Name, Address and Telephone
 Number of Agent for Service)

                    ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box.
/X/

                 CALCULATION OF REGISTRATION FEE

 Title of                                   Proposed          Proposed
Securities               Amount              Maximum           Maximum         Amount of
  to be                   to be           Offering Price       Aggregate      Registration
Registered             Registered(1)         Per Share       Offering Price       Fee

Common Stock, par
value $.10 per share    132,251(2) shares   $ 6.583(3)     $  870,608.33       $257

Common Stock, par
value $.10 per share     52,901(4) shares   $24.50(3)      $1,296,074.50       $384

Options                 132,250 options         --                    --         --

Totals                  185,152 shares                     $2,166,682.53       $641


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Oswego City Savings Bank 1997 Stock Option Plan (the "Stock Option Plan"), the Oswego City Savings Bank 1997 Recognition and Retention Plan (the "Recognition Plan" and collectively, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the Stock Option Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. Section 230.457(h)(1).
(4) Represents the number of shares to be issued pursuant to the Recognition Plan.

                     -----------------------

     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information

     This Registration Statement relates to the registration of
(i) 132,521 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the Stock Option Plan; and (ii) 52,901 shares of Common Stock reserved for issuance and delivery upon grants under the Recognition Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Stock Option Plan and the Recognition Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the SEC on March 30, 1998.

     (c) The description of Common Stock contained in the Registration Statement on Form S-4 (Commission File No. 333-
36051) filed by the Company under the Securities Act of 1933 with the SEC on August 19, 1997, as amended on November 3, 1997 and
November 10, 1997.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Article TENTH of the Registrant's Certificate of
Incorporation provides for indemnification as follows:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

     The exhibit index immediate precedes the attached exhibits.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1997 Stock Option Plan and the 1997 Recognition Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          EXHIBIT INDEX


Exhibit
 Number        Description

  4.1          Oswego City Savings Bank 1997 Stock Option Plan
               (incorporated by reference to the Company's
               Registration Statement on Form S-4).

  4.2          Oswego City Savings Bank 1997 Recognition and
               Retention Plan. (Incorporated by reference to the Company's Registration Statement on Form S-4.

   5           Opinion of Luse Lehman Gorman Pomerenk & Schick, A
               Professional Corporation as to the legality of the Common Stock registered hereby.

  23.1         Consent of Luse Lehman Gorman Pomerenk & Schick, A
               Professional Corporation (contained in the opinion included as Exhibit 5).

  23.2         Consent of Coopers & Lybrand LLP

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oswego, State of New York, on this 13th day of May, 1998.

                                   Pathfinder Bancorp, Inc.


                                   By:  /s/ Chris C. Gagas
                                        Chris C. Gagas, President
                                         and Chief Executive
                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:  /s/ Chris C. Gagas            By:  /s/ Thomas W. Schneider
     -------------------------          -------------------------
     Chris C. Gagas, President and      Thomas W. Schneider,
      Chief Executive Officer and       Executive Vice President
      Chairman of the Board             and Chief Financial
     (Principal Executive Officer)      Officer (Principal
                                         Financial Officer)

Date: May 13, 1998                 Date: May 13, 1998


By:  /s/ James A. Dowd             By:  /s/ Chris R. Burritt
     -------------------------          -------------------------
     James A. Dowd, Controller          Chris R. Burritt,
      (Principal Accounting              Director
      Officer)

Date: May 13, 1998                 Date: May 13, 1998


By:  /s/ Bruce E. Manwaring        By:  /s/ Raymond W. Jung
     -------------------------          -------------------------
     Bruce E. Manwaring, Director       Raymond W. Jung, Director

Date: May 13, 1998                 Date: May 13, 1998


By:  /s/ L. William Nelson, Jr.    By:  /s/ Victor S. Oakes
     -------------------------          -------------------------
     L. William Nelson, Jr.,            Victor S. Oakes, Director
      Director

Date: May 13, 1998                 Date: May 13, 1998


By:  /s/ Lawrence W. O'Brien       By:  /s/ Corte J. Spencer
     -------------------------          -------------------------
     Lawrence W. O'Brien, Director      Corte J. Spencer,
                                         Director

Date: May 13, 1998                 Date: May 13, 1998


By:  /s/ Jannette Resnick
     -------------------------
     Jannette Resnick, Director

                            EXHIBIT 5

         OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK

                       [LLGPS LETTERHEAD]

May 13, 1998

Board of Directors
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126

          Re:  Pathfinder Bancorp, Inc.
               Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Pathfinder Bancorp, Inc. (the "Company") common stock, par value $.10 per share (the "Common Stock"), pursuant to the Oswego County Savings Bank 1997 Stock Option Plan and 1997 Recognition Plan (together, the "Plans"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.
                         Very truly yours,


                         /s/ Luse Lehman Gorman Pomerenk & Schick
                         Luse Lehman Gorman Pomerenk & Schick
                         A Professional Corporation

                          EXHIBIT 23.2
                CONSENT O COOPERS & LYBRAND, LLP

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Pathfinder Bancorp, Inc. and Subsidiary on Form S-8 of our report dated February 6, 1998, on our audits of the consolidated financial statements of Pathfinder Bancorp, Inc. and Subsidiary as of December 31, 1997 and 1996 and fr the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in the Annual Report on Form 10-K.



COOPERS & LYBRAND LLP
Syracuse, New York
May 14, 1998